Z_DSL0401_MKT8 - Price/Yield - B2

Balance	$17,549,000.00	Delay	0
Coupon		Dated	8/31/2004
Settle	8/31/2004	First Payment	9/19/2004

Prepay	20 CPR	20 CPR
Default	1.469 CDR	1.47 CDR
Loss Severity	40%	40%
Servicer Advances	100%	100%
Liquidation Lag	12	12
LIBOR	Flat	Flat

WAL	7.68	8.16
Mod Durn 30360	6.72	6.33
Principal Writedown	163.21 (0.00%)	76.84 (0.00%)
Total Collat Loss (Collat Maturity)	21,977,916.10 (2.38%)	23,157,900.76 (2.51%)
Total Collat Liquidation (Collat Maturity)	54,199,407.53 (5.87%)	57,911,144.59 (6.27%)